CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We  consent  to  the  reference  to  our  firm  under  the  caption "Independent

Registered Public Accounting Firm" in the Statement of Additional Information in

this Post-Effective Amendment to the Registration Statement of  Lehman  Brothers

Income Funds.




                                           /s/ TAIT, WELLER & BAKER LLP

                                           TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 22, 2008